
                                 NSAR ITEM 77O

                        VKAC Municipal Opportunity Trust
                               10f-3 Transactions

  UNDERWRITING #        UNDERWRITING          PURCHASED FROM         AMOUNT OF SHARES      % OF UNDERWRITING      DATE OF PURCHASE
                                                                         PURCHASED


         1           NY Dorm Authority         Bear Stearns              2,500,000              0.330%               02/17/98
         2           Emp.St.Dev.Corp.          Paine Webber              3,000,000              1.530%               02/26/98
